UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2009
Entertainment Properties Trust
(Exact name of registrant as specified in its charter)

Maryland	1-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 West Pershing Road, Suite 201
Kansas City, Missouri 64108
(Address of principal executive office) (Zip Code)
(816) 472-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On June 30, 2009, Entertainment Properties Trust (the “Company”) and certain of its direct and indirect wholly-owned subsidiaries described below (collectively, the “Subsidiary Borrowers,” and, together with the Company, the “Borrowers”) entered into an Amended and Restated Master Credit Agreement (the “Revolving Credit Agreement”) with KeyBank National Association (“KeyBank”), as agent, and the lenders party thereto.
     The Revolving Credit Agreement provides the Borrowers a $215 million secured revolving credit line, which can be increased to $300 million, subject to lender consent, pursuant to an $85 million accordion feature, and includes a $70 million letter of credit subfacility. The Revolving Credit Agreement replaces the Company’s prior $235 million unsecured revolving credit facility by amending and restating in its entirety the Company’s Amended and Restated Credit Agreement, dated January 31, 2006, as amended, among the Company and certain of its subsidiaries, as borrowers, and KeyBank, as agent, and the lenders party thereto.
     The Subsidiary Borrowers under the Revolving Credit Agreement are 30 West Pershing, LLC, EPT DownREIT II, Inc., EPT Huntsville, Inc., EPT Melbourne, Inc., MegaPlex Four, Inc., EPT Pensacola, Inc., and Westcol Center, LLC. The liability of the Company and the Subsidiary Borrowers under the Revolving Credit Agreement is joint and several.
     The Revolving Credit Agreement matures on October 26, 2011, subject to a one-year extension exercisable at the Borrowers’ option. The extension option is subject to the absence of any defaults under the Revolving Credit Agreement and the Borrowers’ compliance with certain conditions, including the payment of extension fees to the lenders under the Revolving Credit Agreement. Principal is generally payable at maturity, subject to certain prepayment events.
     Interest is payable monthly and accrues an annual rate equal to 350 basis points over the 1, 2, 3 or 6 month Libor rate or the base rate, as the Borrowers elect.
     Advances under the Revolving Credit Agreement are subject to a borrowing base comprised of certain of the Borrowers’ assets that are either leased by a Borrower as landlord or that are subject to first mortgage in favor of a Borrower.
     Pursuant to the Revolving Credit Agreement, the Company, Theater Sub, Inc., an affiliate of the Company, and two of the Subsidiary Borrowers, 30 West Pershing, LLC and Megaplex Four, Inc., entered into separate Collateral Pledge and Security Agreements with KeyBank, each dated June 30, 2009 (the “Pledge Agreements”), pursuant to which the parties pledged their respective equity interests in the Subsidiary Borrowers to secure the Borrowers’ obligations under the Revolving Credit Agreement. Theatre Sub, Inc. also guaranteed the Borrowers’ obligations under the Revolving Credit Agreement pursuant to a Limited Guaranty, dated June 30, 2009 (the “Guaranty”), which is limited in amount to the fair market value of the equity interests of the Subsidiary Borrower that Theater Sub, Inc. owns and pledged pursuant to its Pledge Agreement. The Revolving Credit Agreement also contains a provision whereby the Borrowers must grant mortgage liens on the underlying borrowing base properties if the ratio of the Company’s consolidated debt to the value of its consolidated assets (both as calculated pursuant to the Revolving Credit Agreement) exceeds 55% for more than one quarter beginning after the one-year anniversary of the Revolving Credit Agreement (before which the threshold is set at 60%).
     The Revolving Credit Agreement contains customary covenants for transactions of this type, including, without limitations, restrictions on: incurring debt; granting liens; making investments;

undertaking mergers, consolidations or other fundamental corporate changes; making distributions or redeeming equity interests; selling assets; prepaying indebtedness; and conducting business operations. Similarly, the Revolving Credit Agreement requires the Borrowers or their respective affiliates to comply with certain financial covenants, including without limitation, covenants relating to: debt to assets; permitted investments; tangible net worth; interest rate protection; interest coverage; distributions; minimum liquidity; secured recourse debt to assets; and fixed charges coverage.
     The financial covenant relating to minimum liquidity requires the Borrowers to maintain “excess availability” under the Revolving Credit Agreement for the 90-day period preceding the maturity date of a loan owing by EPT Concord, LLC, a subsidiary of the Company, in an amount equal to at least the unpaid balance of such loan. The loan is related to the project involving Concord Resorts, LLC, the circumstances of which were disclosed in the Company’s most recent quarterly report on Form 10-Q and the Company noted therein that it is in the process of evaluating its options with regard to the project.
     The Company intends to use the proceeds of borrowings under the Revolving Credit Agreement for general business purposes, which may include funding the acquisition, development or financing of properties or the repayment of debt. As of June 30, 2009, the Revolving Credit Agreement closing date, the balance drawn down under the facility was $116 million.
     On June 30, 2009, in connection with the entry into the Revolving Credit Agreement, the Company and its wholly-owned subsidiary, EPT 301, LLC (“EPT 301”), amended the Company’s term loan facility by entering into an Amendment No. 1 (“Amendment No. 1”) to the Master Credit Agreement, dated October 26, 2007, among the Company and EPT 301, as borrowers, and KeyBank, as administrative agent, and the lenders and other persons party thereto (the “Term Loan Agreement”). Amendment No. 1 amended the Term Loan Agreement to, among other things, ensure the amounts borrowed under the Revolving Credit Agreement would not count against certain limitations on secured indebtedness contained in the Term Loan Agreement and otherwise facilitate the Borrowers entering into the Revolving Credit Agreement.
     Certain lenders and agents that are parties to the Revolving Credit Agreement or the Term Loan Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking or trustee services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.
     The above summaries of the material terms of the Revolving Credit Agreement, Pledge Agreements, Guaranty and Amendment No. 1 (collectively, the “Loan Agreements”) are not complete statements of the parties’ rights and obligations with respect to the transactions contemplated by the Loan Agreements. The above statements are qualified in their entirety by reference to the Revolving Credit Agreement, attached as Exhibit 4.1 hereto, the Pledge Agreements, attached as Exhibits 4.2, 4.3, 4.4 and 4.5 hereto, the Guaranty, attached as Exhibit 4.6 hereto, and Amendment No. 1, attached as Exhibit 4.7 hereto, and each of which is incorporated by reference herein.
     The Loan Agreements are attached to provide investors with information regarding their terms. The Loan Agreements are not intended to provide any other factual information about the Borrowers or their respective businesses or operations. In particular, the assertions embodied in the representations, warranties and covenants contained in the Loan Agreements may be subject to qualifications with respect to materiality, knowledge and other matters and are qualified by information in confidential disclosure schedules provided by the Borrowers in connection with the signing of the Loan Agreements. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Loan Agreements. Moreover, certain representations, warranties and covenants in the Loan Agreements were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Loan Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the Loan Agreements as characterizations of the actual state of facts about the Company, the Subsidiary Borrowers, or their respective businesses or operations.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 8.01	Other Events.
     On June 30, 2009, the Company issued a press release announcing the entry into the Revolving Credit Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Master Credit Agreement, dated June 30, 2009, among Entertainment Properties Trust, certain of its subsidiaries, KeyBank National Association, as agent, and the lenders party thereto

4.2	Collateral Pledge and Security Agreement, dated June 30, 2009, between Theater Sub, Inc. and KeyBank National Association, as agent

4.3	Collateral Pledge and Security Agreement, dated June 30, 2009, between Entertainment Properties Trust and KeyBank National Association, as agent

4.4	Collateral Pledge and Security Agreement, dated June 30, 2009, between 30 West Pershing, LLC and KeyBank National Association, as agent

4.5	Collateral Pledge and Security Agreement, dated June 30, 2009, between MegaPlex Four, Inc. and KeyBank National Association, as agent

4.6	Limited Guaranty, dated June 30, 2009, issued by Theatre Sub, Inc.

4.7	Amendment No. 1 to the Master Credit Agreement, dated June 30, 2009, among Entertainment Properties Trust, EPT 301, LLC, KeyBank National Association, as administrative agent, and the lenders and other persons party thereto

99.1	Press Release dated June 30, 2009 issued by Entertainment Properties Trust

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST
By:	/s/ Mark A. Peterson
Mark A. Peterson
Vice President, Treasurer and Chief Financial Officer

Date: July 1, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Master Credit Agreement, dated June 30, 2009, among Entertainment Properties Trust, certain of its subsidiaries, KeyBank National Association, as agent, and the lenders party thereto

4.2	Collateral Pledge and Security Agreement, dated June 30, 2009, between Theater Sub, Inc. and KeyBank National Association, as agent

4.3	Collateral Pledge and Security Agreement, dated June 30, 2009, between Entertainment Properties Trust and KeyBank National Association, as agent

4.4	Collateral Pledge and Security Agreement, dated June 30, 2009, between 30 West Pershing, LLC and KeyBank National Association, as agent

4.5	Collateral Pledge and Security Agreement, dated June 30, 2009, between MegaPlex Four, Inc. and KeyBank National Association, as agent

4.6	Limited Guaranty, dated June 30, 2009, issued by Theatre Sub, Inc.

4.7	Amendment No. 1 to the Master Credit Agreement, dated June 30, 2009, among Entertainment Properties Trust, EPT 301, LLC, KeyBank National Association, as administrative agent, and the lenders and other persons party thereto

99.1	Press Release dated June 30, 2009 issued by Entertainment Properties Trust